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                                                                EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Great Lakes REIT, Inc. Stock Option Plan For Independent Directors of Great Lakes, REIT, Inc. of our reports indicated below filed with the Securities and Exchange Commission.

           Financial Statements                    Date of Auditors' Report
           --------------------                    ------------------------

 Consolidated financial statements and         January 29, 1998, except for
 schedule of Great Lakes REIT, Inc.            Note 14 as to which the date is
 included in its Annual Report (Form 10-       March 13, 1998
 K) for the year ended December 31, 1997

 Statement of revenue and certain              December 17, 1997
 expenses of TRI-ATRIA Office Building
 for the year ended December 31, 1996
 included in the Current Report (Form 8-
 K/A) of Great Lakes REIT, Inc. dated
 February 6, 1998

 Statement of revenue and certain              December 19, 1997
 expenses of 777 Eisenhower Plaza for
 the year ended December 31, 1996
 included in the Current Report (Form 8-
 K/A) of Great Lakes REIT, Inc. dated
 February 6, 1998



                                           Ernst & Young LLP



Chicago, Illinois
June 11, 1998